WESTERN RESOURCES, INC.


                                       TO


                          HARRIS TRUST AND SAVINGS BANK


                                   as Trustee


                               ------------------





                       ____________ SUPPLEMENTAL INDENTURE


                           Dated as of ______________


              First Mortgage Bonds, _____% Convertible1 Series Due


            [Convertible into __% Unsecured Senior Notes Due ______]


----------

* Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

                              TABLE OF CONTENTS*

                                      Page

Parties.............................................................

Recitals............................................................

Granting Clause.....................................................

Habendum............................................................

Exceptions and Reservations.........................................

Grant in Trust......................................................

General Covenant....................................................

ARTICLE I.            Description of Bonds of the ________ %
                         Convertible Series.........................

Section 1.            General Description of Bonds of the ________ %
                         Convertible Series................. .......

Section 2.            Denominations of Bonds of the ________ %
                         Convertible Series and privilege of
                         exchange...................................

Section 3.            Form of Bonds of the ________ %
                         Convertible Series.........................

Section 4.            Form of Trustee's Certificate.................

Section 5.            Execution and Form of Temporary Bonds of
                         the ________ % Convertible Series..........

----------

* Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

ARTICLE II.           Issue of Bonds of the ____________ %
                         Convertible Series...........................

Section 1.            Limitations as to principal amount..............

Section 2.            Execution and Delivery of Bonds of the
                         ____________ % Convertible Series............

ARTICLE III.  Redemption   ...........................................

Section 1.            Bonds of the ____________ % Convertible
                         Series are redeemable at any
                         time or from time to time on or after........

Section 2.            Notice of Redemption............................

Section 3.            Limited Right of Redemption at Option of
                         Holder.......................................

ARTICLE IV.           Additional Covenants............................

Section 1.            Title to mortgaged property.....................

Section 2.            To retire certain portions of Bonds upon
                         release of all or substantially all of
                         the gas properties...........................

Section 3.            To retire certain portions of Bonds upon
                         release of all or substantially all of
                         the electric properties......................

ARTICLE V.            Amendment to Ratio of Bonds Issuable; to
                         Property Additions and of Certain
                         Other Ratios.  Amendments of Net
                         Earnings Test Use of Facsimile
                         Signatures.  Amendment of Article XV.
                         Reservation of Right to Amend
                         Article VII..................................

Section 1. So long as Bonds of the ____________ % Convertible Series remain outstanding:

                      Bonds issuable on basis only of 60% of
                         net bondable value of property
                         additions not subject to an unfunded
                         prior lien...................................

                                                                            Page
                      Amendment of definition of net bondable value of property
                           additions not subject to an unfunded prior
                           lien..........

                      Monies deposited with Trustee under Section 5(a) of
                           Article III of the Original Indenture may not be withdrawn in an amount in excess of 60% of net bondable value of property additions not subject to an unfunded prior lien, notwithstanding provisions of
                           Section 3(a) of Article VIII of the Original
                           Indenture....................................

                      Amendment of definition of net
                           bondable value of property
                           additions subject to an unfunded
                           prior lien...................................

                      Amendment of covenants in Sections 14 and 16 of Article IV and Section 1 of Article XII of the Original
                           Indenture with respect to acquisition of property
                           subject to an unfunded prior lien....................

                      Definitions: minimum charge for
                           depreciation; net earnings of
                           property available for interest,
                           depreciation and property
                           retirement; net earnings of
                           another corporation available for
                           interest, depreciation and
                           property retirement..........................

                      Amendment of Articles III, IV and XII
                           of the Original Indenture....................

Section 2.            Facsimile Signatures..............................

Section 3.            Amendment of Article XV of Original
                           Indenture so as to substitute 60%
                           for 80% whenever it appears..................

Section 4.            Amendment of Article XV of Original
                           Indenture to add a Section 9.................

Section 5.            Reservation Right to Amend Article VII............

ARTICLE VI.           Conversion of Bonds of the ___ %
                          Convertible Series............................

Section 1.            Conversion Provision..............................

Section 2.            Conditions for Conversion.........................

Section 3.            Notice and Effect of Conversion...................

Section 4.            Cancellation......................................

ARTICLE VII.          Miscellaneous Provisions..........................

Section 1.            Acceptance of Trust...............................

Section 2.            Responsibility and Duty of Trustee................

Section 3.            Parties to include successors and assigns.........

Section 4.            Benefits restricted to parties and to
                         holders of Bonds and coupons...................

Section 5.            Execution in counterparts.........................

Section 6.            Titles of Articles not part of the _____
                         Supplemental Indenture.........................

TESTIMONIUM.............................................................

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

Appendix A                 .............................................

Appendix B                 .............................................

     __________ SUPPLEMENTAL INDENTURE, dated as of the _________ day of
_________, Nineteen Hundred and __________, made by and between Western Resources, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois whose mailing address is 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690 (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated July 1, 1939 (hereinafter referred to as the "Original Indenture"), to provide for and to secure an issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds are to be issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee __________ Supplemental Indentures supplemental to said Original Indenture, of which _______ provided for the issuance thereunder of series of the Company's First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of


Supplemental                                                Series of
Indenture                                                   First Mort-              Principal       Principal
Hereinafter                                                 gage Bonds               Amount          Amount
Called                             Date                     Provided For             Issued          Outstanding
------                             ----                     ------------             ------          -----------


Supplemental Indenture             July 1, 1939             3-1/2% Series               $26,500,000        None
                                                            Due 1969
Second Supplemental                April 1, 1949            2-7/8% Series                10,000,000        None
  Indenture                                                 Due 1979
Fourth Supplemental                October 1, 1949          2-3/4% Series                 6,500,000        None
  Indenture                                                 Due 1979
Fifth Supplemental                 December 1, 1949         2-3/4% Series                32,500,000        None
  Indenture                                                 Due 1984
Seventh Supplemental               December 1, 1951         3-1/4% Series                 5,250,000        None
  Indenture                                                 Due 1981
Eighth Supplemental                May 1, 1952              3-1/4% Series                 4,750,000        None
  Indenture                                                 Due 1982

Ninth Supplemental                 October 1, 1954          3-1/8% Series                $8,000,000        None
  Indenture                                                 Due 1984
Tenth Supplemental                 September 1, 1961        4-3/4% Series                13,000,000        None
  Indenture                                                 Due 1991
Eleventh Supplemental              April 1, 1969            7-5/8% Series                19,000,000        None
  Indenture                                                 Due 1999
Twelfth Supplemental               September 1, 1970        8-3/4% Series                20,000,000        None
  Indenture                                                 Due 2000
Thirteenth Supplemental            February 1, 1975         8-5/8% Series                35,000,000        None
  Indenture                                                 Due 2005
Fourteenth Supplemental            May 1, 1976              8-5/8% Series                45,000,000        None
  Indenture                                                 Due 2006
Fifteenth Supplemental             April 1, 1977            5.90% Pollution              32,000,000        None
  Indenture                                                 Control Series
                                                            Due 2007
Sixteenth Supplemental             June 1, 1977             8-1/8% Series                30,000,000        None
  Indenture                                                 Due 2007
Seventeenth Supplemental           February 1, 1978         8-3/4% Series                35,000,000        None
  Indenture                                                 Due 2008
Eighteenth Supplemental            January 1, 1979          6-3/4% Pollution             45,000,000        None
  Indenture                                                 Control Series
                                                            Due 2009
Nineteenth Supplemental            May 1, 1980              8-1/4% Pollution             45,000,000        None
  Indenture                                                 Control Series
                                                            Due 1983
Twentieth Supplemental             November 1, 1981         16.95% Series                25,000,000        None
  Indenture                                                 Due 1988
Twenty-First Supplemental          April 1, 1982            15% Series                   60,000,000        None
  Indenture                                                 Due 1992
Twenty-Second Supplemental         February 1, 1983         9-5/8% Pollution             58,500,000        None
  Indenture                                                 Control Series
                                                            Due 2013
Twenty-Third Supplemental          July 1, 1986             8-1/4% Series                60,000,000        None
  Indenture                                                 Due 1996
Twenty-Fourth Supplemental         March 1, 1987            8-5/8% Series                50,000,000        None
  Indenture                                                 Due 2017
Twenty-Fifth Supplemental          October 15, 1988         9.35% Series                 75,000,000        None
  Indenture                                                 Due 1998
Twenty-Sixth Supplemental          February 15, 1990        8-7/8% Series                75,000,000       $75,000,000
  Indenture                                                 Due 2000


                                       2

Twenty-Seventh Supplemental        March 12, 1992           7.46% Demand               $370,000,000        None
  Indenture                                                 Series
Twenty-Eighth Supplemental         July 1, 1992             7-1/4% Series               125,000,000      $125,000,000
  Indenture                                                 Due 1999
                                                            8-1/2% Series               125,000,000       125,000,000
                                                            Due 2022
Twenty-Ninth Supplemental          August 20, 1992          7-1/4% Series               100,000,000       100,000,000
  Indenture                                                 Due 2002
Thirtieth Supplemental             February 1, 1993         6% Pollution                 58,500,000        58,420,000
  Indenture                                                 Control Revenue
                                                            Refunding Series
                                                            Due 2033
Thirty-First Supplemental          April 15, 1993           7.65% Series                100,000,000       100,000,000
  Indenture                                                 Due 2023
Thirty-Second Supplemental         April 15, 1994           7-1/2% Series                75,500,000        75,500,000
  Indenture                                                 Due 2032
; and


     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds [on the basis of net bondable value of property additions not subject to an unfunded prior lien/in substitution for refundable Bonds]3, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

     WHEREAS, the Company desires by this __________ Supplemental Indenture to supplement the Original Indenture and to provide for the creation of a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, __% Convertible Series Due ____"[, Convertible into __% Unsecured Senior Notes Due ________]" (hereinafter called "Bonds of the __________ % Convertible Series" [and the __% Unsecured Senior Notes Due _______ are hereinafter called the "Debt Securities"]; and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed

----------

*    To be amended as appropriate.

in and provided by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this __________ Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

                                     FIRST.

     All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption "First", which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

                                     SECOND.

     Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

                                     THIRD.

     Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

     Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     FOURTH.

     Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                     FIFTH.

     Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this _______________ Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to the be issued under the Indenture as follows:


                                   ARTICLE I.

            Description of Bonds of the ______ % Convertible Series.


     SECTION 1. The __________ % Convertible Series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be Bonds of the __________ % Convertible Series. The Bonds of the ___________ % Convertible Series shall be designated as "First Mortgage Bonds, __% Convertible Series Due ____" [Convertible into __% Unsecured Senior Notes Due ________"] of the Company. The Bonds of the __________ % Convertible Series shall be executed, authenticated and delivered in accordance with provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as amended, and subject to all the terms, conditions and covenants of this Supplemental Indenture.

     Bonds of the ________ % Convertible Series shall mature ___________ and shall bear interest at the rate of ____________ percent (__%) per annum payable semiannually on the ________ days of ___________ and _________ in each year, commencing ________. Every Bond of the __________ % Convertible Series shall be dated the date of authentication except that, notwithstanding the provisions of
Section 6 of Article II of the Original Indenture, if any Bond of the __________ % Convertible Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, that if at the time of authentication of any Bond of the __________ % Convertible Series interest shall be in default on any Bonds of the __________ % Convertible Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the __________ % Convertible Series or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the __________ % Convertible Series shall bear interest from the ____________ or ____________ next preceding the date thereof, unless such Bond shall be dated prior to __________________, in which case it shall bear interest from ___________________.

     The person in whose name any Bond of the __________ % Convertible Series is registered at the close of business on any record date with regard to any interest payment shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange [or the conversion thereof] thereof subsequent to such record date and prior to the day following such interest payment date, provided that accrued interest on Bonds of the ____ % Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the ____ % Convertible Series on such interest payment date, and the Debt Securities into which such Bonds of the ____ % Convertible Series shall have been converted will begin to accrue interest from such interest payment date, and unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any semiannual interest payment date shall mean the close of business on the tenth day next preceding such interest payment date, or, if such tenth day is not a business day, the business day next preceding such tenth day. The Bonds of the __________ % Convertible Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     SECTION 2. The Bonds of the __________ % Convertible Series shall be registered bonds without coupons of the denominations of $1,000 and of any multiples of $1,000, numbered consecutively from R1 upwards. Bonds of the __________ % Convertible Series may be interchanged for each other within a respective Convertible Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

     SECTION 3. The Bonds of the _______ % Convertible Series, and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

          [FORM OF FACE OF BOND OF THE __________ % CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.


              (Incorporated under the laws of the State of Kansas)


              FIRST MORTGAGE BOND, __% CONVERTIBLE SERIES DUE ____


             [Convertible into __% Unsecured Senior Notes Due _____


                            DUE ___________________]


No. ___________                                             $____________


     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called "the Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ or registered assigns, on the ___________ day of
________________________ the sum of _____________________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the __________ day of _________ or _________ next preceding the date of this Bond at the rate of _____________ percent (__%) per annum, payable semiannually, on the __________ days of _________ and _________ in each year, commencing __________________ (on which date interest from __________________
will be payable), until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any ____________ or ____________ as aforesaid will be paid to the person in whose name this Bond is reg-istered at the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder hereof, at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board and Chief Executive Officer or its President or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

                                                   WESTERN RESOURCES, INC.


                                                   By
                                                     --------------------------
Attest:

--------------------------
                Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]


     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated .

                                  HARRIS TRUST AND SAVINGS BANK,
                                                   Trustee,


                                  By
                                     -------------------------------
                                      Authorized Officer

        [FORM OF REVERSE OF BOND OF THE __________ % CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.



              First Mortgage Bond, __% Convertible Series Due ____


              [Convertible into __% Unsecured Senior Notes Due ____


                            Due ___________________]
                                   (CONTINUED)


     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated __________________ (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, __% Convertible Series Due ____" (herein called "Bonds of the __________ % Convertible Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an af-firmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939 (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     *[The Bonds of the __________ Convertible Series are not redeemable prior to maturity.

     The Bonds of the ________ % Convertible Series are subject to redemption at any time or from time to time prior to maturity at the option of the Company, subject to certain restrictions with respect to redemptions prior to ___________ as set forth in the aforesaid Supplemental Indenture, and upon application of certain moneys included in the trust estate, ei-


----------

* The following description will be amended as appropriate to reflect whether or not the series of Bonds is subject to redemption.

     If the Bonds are subject to a sinking fund or any similar fund, appropriate language will be added to that effect.

ther as a whole or in part by lot, upon payment of the Redemption Prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.



                                 Redemption Price                                           Redemption Price
If Redeemed                      Expressed as a              If Redeemed                    Expressed as a
During the Twelve-Month Period   Percentage of the           During the                     Percentage of the
Beginning__________              Principal Amount            Twelve-Month Period            Principal Amount
                                 of the Bonds_____           Beginning__________            of the Bonds_____


                                              %                                                           %





     Such redemption in every case shall be effected upon notice given by first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds, at their addresses as the same shall appear on the transfer register of the Company, all subject to the conditions of, and as more fully set forth in, the Indenture.]

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     *[At any time the Bonds of the _____ % Convertible Series are outstanding, the Company may, solely at its option, convert the Bonds of the ____ % Convertible Series, in whole but not in part, for Debt Securities(as defined in the Supplemental Indenture). The Debt Securities would be identical to the New Bonds with respect to the maturity date, interest rate and interest payment dates; however, holders of Debt Securities will, among other things, no longer be entitled to the security provided by the Indenture since the Debt Securities will be unsecured obligations of the Company and the financial covenants, the events of default and certain other terms pertaining to the Debt Securities will differ from those pertaining to the New Bonds. Holders of Bonds of the ____ % Convertible Series so converted will be entitled to receive $1,000 in principal amount of Debt Securities for each $1,000 of principal amount of Bonds of the ____ % Convertible Series held by such holder as of the date fixed for Conversion (the "Conversion Date"). In connection with any such conversion, interest on converted

----------

* The following description will be amended as appropriate to reflect whether or not the series of Bonds is subject to conversion.

Bonds of the ____ % Convertible Series which has accrued but has not been paid as of the Conversion Date will accrue on Debt Securities from the date on which interest was last paid on the Bonds of the ____ % Convertible Series so converted, provided that accrued interest on Bonds of the ____ % Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the ____ % Convertible Series on such interest payment date, and the Debt Securities into which such Bonds of the ____ % Convertible Series shall have been converted will begin to accrue interest from such interest payment date. The rights of the holders of the Bonds of the ____ % Convertible Series as bondholders of the Company with respect to the bonds converted will cease and the person or persons entitled to receive the Debt Securities issuable upon Conversion will be treated as the registered holder or holders of such Debt Securities from the Conversion Date. Each holder of a Bond of the ____ % Convertible Series and each owner hereof by the acceptance of this Bond and part of the consideration for the issue hereof does so agree. Debt Securities issued in conversion of Bonds of the ____ % Convertible Series will be issued in principal amounts of $1,000 and integral multiples thereof. The Company may condition its obligation to convert Bonds of the ____ % Convertible Series upon the satisfaction of certain conditions to be specified in the notice referred to below. The Company will mail to each holder of record of the Bonds of the ___ % Convertible Series to be converted into Debt Securities written notice thereof at least 15 and not more than 120 days prior to the Conversion Date. The notice must state (i) the Conversion Date, (ii) the place or places where certificates for Bonds of the ____ % Convertible Series may be surrendered for conversion into Debt Securities, (iii) that interest on the Debt Securities will accrue from the date on which interest on the Bonds of the ___ % Convertible Series was last paid (except in the case of a Conversion Date after a record date, but before the related interest payment date, in which case interest will accrue from the interest payment date next following such record date) and interest on Bonds of the ___ % Convertible Series shall henceforth no longer accrue, (iv) the conditions, if any, required to be satisfied concurrent with or prior to the Conversion Date, (v) that whether or not certificates for Bonds of the ____ % Convertible Series are surrendered for conversion on such Conversion Date, holders of the Bonds of the ____ % Convertible Series will be treated as holders of Debt Securities from and after the Conversion Date, (vi) on and after the Conversion Date Bonds of the ____ % Convertible Series shall be deemed refundable bonds, and may be used for any purpose provided for such bonds under the Mortgage.

     SECTION 4. Until Bonds of the __________ % Convertible Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the __________ % Convertible Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.


                                   ARTICLE II.

             Issue of Bonds of the __________ % Convertible Series.


     SECTION 1. [The total principal amount of Bonds of the __________ % Convertible Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.]

     SECTION 2. Bonds of the __________ % Convertible Series for the aggregate principal amount of ___________________ Dollars ($___________) may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and
Article XVIII of the Original Indenture, as amended.

                                  ARTICLE III.

                                  Redemption.*


     SECTION 1. [Bonds of the __________ % Convertible Series are not redeemable prior to maturity.]

     Bonds of the ____________ % Convertible Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable at any time or from time to time prior to maturity, at the option of the Board of Directors of the Company and pursuant to Section 8 of Article VIII of the Original Indenture either as a whole or in part, upon payment of the applicable percentage of the principal amount thereof set forth under the heading "Redemption Price" in the tabulation in the form of Bonds of the ________________ % Convertible Series set forth in Section 3 of Article I hereof, together, in each case, with accrued interest to the redemption date.

     Notwithstanding the foregoing provisions of this Section, Bonds of the ___________ % Convertible Series shall not be redeemable as set forth in the preceding paragraph prior to _________________ if the moneys for such redemption are obtained by the Company directly or indirectly from or in anticipation of the borrowing by or for the account of the Company at an effective interest cost (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with such borrowing, but without any adjustment for commissions, underwriting discounts and expenses in connection with such borrowing) of _____ or less per annum or are obtained from an affiliate of the Company.

----------

* The following description will be modified or deleted as appropriate to reflect whether or not the series of Bonds is subject to redemption under all or some of the provision set forth.

         If the Bonds are subject to a sinking fund or any similar fund, appropriate language will be added to that effect.

     SECTION 2. Subject to the provisions of Article V of the Original Indenture, the Company shall cause notice of redemption to be given by first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company.

     SECTION 3. Unless the Bonds of the _____ % Convertible Series have been declared due and payable prior to their maturity by reason of an event of default, commencing [ ] the Representative (as defined below) of a deceased holder of an interest in the Bonds of the _____ % Convertible Series (a "Beneficial Owner") has the right to request redemption of all or part of his or her interest Bonds of the _____ % Convertible Series, expressed in integral multiples of $1,000, for payment prior to maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during the period beginning [ ] ending [ ], and during any twelve month period ending [ ] thereafter, (i) on behalf of the deceased Beneficial Owner any interest in the Bonds of the _____ % Convertible Series which exceeds an aggregate principal amount of $ and (ii) interests in the Bonds of the _____ % Convertible Series in the aggregate principal amount exceeding percent ( %) of the aggregate principal amount of Bonds of the _____ % Convertible Series originally issued, or $ . In the case of interests in the Bonds of the _____ % Convertible Series owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Bonds of the _____ % Convertible Series in any such period in excess of the $ limitation, such redemption, to the extent that it exceeds the $ limitation for any Beneficial Owner, shall not be included in the computation of the percent ( %) limitation for such period or any succeeding period.

     Subject to the $ and percent ( %) limitations, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Bonds of the _____ % Convertible Series within 60 days following receipt by the Trustee of a validly completed Redemption Request, as hereinafter defined, including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a "Representative"). If Redemption Requests exceed either the $ or % per payment period limitations then such excess Redemption Request (subject in the case of the $ limitation to the provisions of the last sentence of the preceding paragraph) will be applied to successive periods in the order of receipt for prepayment, regardless of the number of periods required to redeem such interest unless sooner withdrawn as described below.

     A request for redemption of an interest in the Bonds of the _____ % Convertible Series may be made by delivering a request to the depositary, if any, in whose names the certificate or certificates representing the Bonds of the _____ % Convertible Series are registered (the "Depositary") in the case of a participant in the system of such Depositary, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with such a participant, either directly or indirectly (a "Participant") which is the Beneficial Owner of such interest, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and the authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Bonds of the _____ % Convertible Series to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request") shall be provided to the Depositary by a Participant and the Depositary will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in the form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

     The price to be paid by the Company for an interest in the Bonds of the _____ % Convertible Series to be redeemed pursuant to a request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest to the date of redemption. Subject to arrangements with the Depositary, payment for interests in the Bonds of the _____ % Convertible Series which are to be redeemed shall be made to the Depositary within 60 days following receipt by the Trustee of the Redemption Re-quest, including all supporting documentation, and the Bonds of the _____ % Convertible Series to be redeemed in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. An acquisition of Bonds of the _____ % Convertible Series by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the $ or percent ( %) limitation for any period.

     Interests in the Bonds of the _____ % Convertible Series held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed to be the death of the Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee.

     Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depositary prior to payment for redemption of the interest in the Bonds of the _____ % Convertible Series.


                                   ARTICLE IV.

                             Additional Covenants.


     The Company hereby covenants, warrants and agrees:

     SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the __________ % Convertible Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Twenty-Sixth Supplemental Indenture, the Twenty-Eighth Supplemental Indenture, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture, the _______________ Supplemental Indenture or this Supplemental Indenture.

     SECTION 2. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the lesser of

                  (a) the fair value of the gas properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the gas properties so released pursuant to Section 5 of said Article VII, less the amount of moneys, deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of said Article VII on such release, withdrawn or reduced pursuant to Section 1 of Article VIII of the Original Indenture simultaneously with or within three months after such release; or

                  (b)      the greater of

                           (i)Nine Million Dollars ($9,000,000) plus One Hundred
                  Seventy-Five Thousand Dollars ($175,000) for each full year (disregarding any period less than a full year) beginning with July 1, 1949, and ending on the date of such release, less One Million Seven Hundred Thousand Dollars ($1,700,000), or

                            (ii) One-half of the fair value of the gas
                  properties so released, as stated in the engineer's certificate required by Section 3(b) of Article VII of the Original Indenture, and one-half of the proceeds of the gas properties so released pursuant to Section 5 of said Article VII.

Such retirement of Bonds shall be effected in either one or both of the following methods:

                  (aa) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of

         Article VII of the Original Indenture upon such release; or

                  (bb) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

     SECTION 3. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

                  (a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

                   (b) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired pursuant to this Section 3 shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

                                   ARTICLE V.

   Amendment of Ratio of Bonds Issuable; to Property Additions and of Certain Other Ratios. Amendments of Net Earnings Test Use of Facsimile Signatures.
      Amendment of Article XV. Reservation of Right to Amend Article VII.


     SECTION 1. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

     (1) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

     For the purposes of Subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

     (2) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

     (3) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

     (4) Subsection (a) of Section 14, clauses (1) and (2) of Subsection (a) of
Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of
Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

     (5) The definition of the term "net earnings available for interest, depreciation and property retirement", as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

                  (a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

                  (b) From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

                  (c) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest", provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income,
         (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

                  (d) No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

                  (e) In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

                  (f) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said
         Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

                  The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent

         (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

                  The terms "net earnings of property available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b), (c) and (d) hereof.

     (6) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection
(b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of
Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (5) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of bonds therein described.

     SECTION 2. All of the Bonds of the __________ % Convertible Series and of any series initially issued after the initial issuance of Bonds of the __________ % Convertible Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of
Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

     In case any of the officers who have signed or sealed any of the Bonds of the __________ % Convertible Series or of any series initially issued after the initial issuance of Bonds of the __________ % Convertible Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

     SECTION 3. Article XV of the Original Indenture is amended so as to substitute "sixty percent (60%)" for "eighty percent (80%)" wherever appearing in said Article XV.

     SECTION 4. Article XV of the Original Indenture is further amended by adding thereto a Section 9 to read as follows:

                  "SECTION 9. (A) Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

                  "(B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

                  "The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved by exhibiting the bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

                  "Each such certificate shall be dated and shall state, in effect, that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

                  "(C) Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of Subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in Subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the bonds."

         SECTION 5. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend
Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

                  "SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

                           "(a) an officers' certificate dated the date of such
                  release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

                           "(b) an engineer's certificate, dated the date of
                  such release, stating (i) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release, (ii) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of (A) all of the property constituting the trust estate, and (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

                           "(c) in case any bondable property is being acquired
                  by the Company with the proceeds of, or otherwise in connection with, such release, an engineer's certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser's certificate);

                           "(d) an officer's certificate, dated the date of such
                  release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser's certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

                           "(e) an officers' certificate, dated the date of such
                  release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture;

                           "(f)     an opinion of counsel, dated the date of
                  such release, as to compliance with conditions precedent.

                  "SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer's certificate filed pursuant to Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer's certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer's certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

                           "(a) an officers' certificate, dated the date of such
                  release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

                           "(b) an engineer's certificate, dated the date of
                  such release, stating (A) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release, (B) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of such mortgaged property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

                           "(c) an officers' certificate, dated the date of such
                  release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer's certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer's certificates filed pursuant to Section 9(b) in such period of 12 consecutive calendar months;

                           "(d) an officers' certificate, dated the date of such
                  release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

                           (e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent."

     The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

     SECTION 6. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

     (a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers' certificate described in Section 3(b) of Article III of the Original Indenture;

     (b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

     (c) delete as a condition to the release of property pursuant to Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer's certificate under the circumstances set forth in Section 3(c) of Article VII; and

     (d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 6.


                                   ARTICLE VI.

             Conversion of Bonds of the ____ % Convertible Series.*


     SECTION 1. At any time after the Bonds of the _____% Convertible Series are outstanding the Company may, at its option, convert (the "Conversion") all, but not less than all, of the then outstanding Bonds of the _____% Convertible Series for the same principal amount of the Debt Securities issuable under the form of Indenture and Securities Resolution attached hereto as Appendix B Holders of Bonds of the _____% Convertible Series so converted will be entitled to receive $1,000 in principal amount of Debt Securities for each $1,000 of principal amount of Bonds of the _____% Convertible Series held by such holder as of the date fixed for Conversion (the "Conversion Date").

     SECTION 2. The Company may condition its obligation to convert the Bonds of the _____% Convertible Series upon the satisfaction of such conditions as the Company may include in the notice required by Section 3 of this Article VI, and no event of default shall arise hereunder from the failure to convert such Bonds of the _____% Convertible Series in the event such conditions are not satisfied.

     SECTION 3. In connection with any such Conversion, interest on converted Bonds of the ____% Convertible Series which has accrued but has not been paid as of the Conversion Date will accrue on Debt Securities from the date on which interest was last paid on the Bonds of the ____% Convertible

----------

* The following provision will be included if the Series of Bonds is to be subject to conversion as provided.

Series so converted and interest on such Bonds shall cease to accrue, provided that accrued interest on Bonds of the ____% Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the ____% Convertible Series on such interest payment date and interest on such Bonds shall cease to accrue, and the Debt Securities into which such Bonds of the ____% Convertible Series shall have been converted will begin to accrue interest from such interest payment date. The rights of the holders of the Bonds of the ____% Convertible Series as bondholders of the Company with respect to the bonds converted will cease and the person or persons entitled to receive the Debt Securities issuable upon Conversion will be treated as the registered holder or holders of such Debt Securities from the Conversion Date. Debt Securities issued in conversion of Bonds of the ____% Convertible Series will be issued in principal amounts of $1,000 and integral multiples thereof. The Company may condition its obligation to convert Bonds of the ____% Convertible Series upon the satisfaction of certain conditions to be specified in the notice referred to below. The Company will mail to each holder of record of the Bonds of the ___% Convertible Series to be converted into Debt Securities written notice thereof at least 15 and not more than 120 days prior to the Conversion Date. The notice must state (i) the Conversion Date, (ii) the place or places where certificates for Bonds of the ____% Convertible Series may be surrendered for conversion into Debt Securities,
(iii) that interest on the Debt Securities will accrue from the date on which interest on the Bonds of the ___% Convertible Series was last paid (except in the case of a Conversion Date after a record date, but before the related interest payment date, in which case interest will accrue from the interest payment date next following such record date) and interest on Bonds of the ___% Convertible Series shall henceforth no longer accrue, (iv) the conditions, if any, required to be satisfied concurrent with or prior to the Conversion Date,
(v) that whether or not certificates for Bonds of the ____% Convertible Series are surrendered for conversion on such Conversion Date, holders of the Bonds of the ____% Convertible Series will be treated as holders of Debt Securities from and after the Conversion Date and (vi) on and after the Conversion Date Bonds of the ____% Convertible Series shall be deemed refundable bonds, and may be used for any purpose provided for such bonds under the Mortgage.

     SECTION 4. Any of the Bonds of the ____ % Convertible Series delivered to the Trustee for conversion pursuant to this Article VI shall be forthwith canceled by the Trustee, provided that whether or not so delivered all converted Bonds of the ____ % Convertible Series shall be refundable Bonds as defined in the Indenture, and shall no longer be outstanding thereunder, and shall be useable by the Company to satisfy the conditions under
Section 2 of Article VIII of the Original Indenture and in Section 2 of Article IV of the Twenty-Sixth Supplemental Indenture dated as of February 15, 1990, the Twenty-Eighth Supplemental Indenture dated July 1, 1992, the Twenty-Ninth Supplemental Indenture dated as of August 20, 1992, the Thirtieth Supplemental Indenture dated as of February 1, 1993, the Thirty-First Supplemental Indenture dated as of April 15, 1993 and the Thirty-Second Supplemental Indenture dated as of April 15, 1994 and any similar provision contained in any Supplemental Indenture entered after the date of this Supplemental Indenture.


                                  ARTICLE VII.

                            Miscellaneous Provisions.


     SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

     SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

     SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

     SECTION 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 6. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

     IN WITNESS HEREOF, WESTERN RESOURCES, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and HARRIS TRUST AND SAVINGS BANK, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

(CORPORATE SEAL)                     WESTERN RESOURCES, INC.


                                     By:
                                        ------------------------------


ATTEST:


By:
    --------------------------

Executed, sealed and delivered by WESTERN RESOURCES, INC.
  in the presence of:


By:
   ---------------------------

By:
   ---------------------------

                                   HARRIS TRUST AND SAVINGS BANK,
                                        As Trustee


                                   By:
                                      ------------------------------

ATTEST:



By:
   ------------------------------


Executed, sealed and delivered by
  HARRIS TRUST AND SAVINGS BANK
  in the presence of:


By:
    ------------------------------

By:
    ------------------------------

STATE OF KANSAS)
                  :  ss.:
COUNTY OF SHAWNEE)


     BE IT REMEMBERED, that on this ____ day of _______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and __________, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                            -----------------------------
                                                   Notary Public
                                               My Commission Expires

STATE OF ILLINOIS)
                  :  ss.:
COUNTY OF COOK)


     BE IT REMEMBERED, that on this ____ day of ______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and _________, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

                                            ------------------------------
                                                   Notary Public
                                               My Commission Expires

STATE OF KANSAS  )
                 :  ss.:
COUNTY OF SHAWNEE)


     BE IT REMEMBERED, that on this ____ day of _______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and __________, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said __________ is Executive Vice President and Chief Financial Officer and that the said __________ is Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                            ------------------------------
                                                   Notary Public
                                               My Commission Expires

                                   APPENDIX A


                                       to



                        __________ SUPPLEMENTAL INDENTURE


                            Dated __________________


                             Western Resources, Inc.


                                       to


                          Harris Trust and Savings Bank


                                 ---------------


                            DESCRIPTION OF PROPERTIES


                   LOCATED IN THE STATES OF KANSAS AND OKLAHOMA


                                      FIRST


                             PARCELS OF REAL ESTATE


                        [TO BE COMPLETED IF APPROPRIATE]




                                      A-1